Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-199573) and Form S-8 (No. 33-26002, No. 33-42973, No. 33-42975, No. 033-88662, No. 333-03003, No. 333-22939, No. 333-22941, No. 333-26681, No. 333-32537, No. 333-45271, No. 333-60887, No. 333-60883, No. 333-68415, No. 333-68423, No. 333-85123, No. 333-85121, No. 333-49828, No. 333-60864, No. 333-75944, No. 333-100166, No. 333-113358, No. 333-120218, No. 333-121637, No. 333-129868, No. 333-140743, No. 333-144003, No. 333-147434, No. 333-147437, No. 333-152864, No. 333-159017, No. 333-162887, No. 333-168618, No. 333-192167 and No. 333-198006) of KLA-Tencor Corporation of our report dated August 7, 2015, relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 7, 2015